    As filed with the Securities and Exchange Commission on November 13, 2003
                                                     Registration No. 333-101123
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                AMENDMENT NO. 1*
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MARINER HEALTH CARE, INC.
                   (FORMERLY MARINER POST-ACUTE NETWORK, INC.)
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                      74-2012902
    (State or other jurisdiction of              (I.R.S. Employer Identification
      incorporation or organization)                            Number)

            ONE RAVINIA DRIVE
                SUITE 1500
             ATLANTA, GEORGIA                                    30346
 (Address of principal executive offices)                      (Zip code)

     MARINER HEALTH CARE, INC. 2003 OUTSIDE DIRECTORS' STOCK INCENTIVE PLAN (FORMALLY KNOWN AS MARINER HEALTH CARE, INC. 2002 OUTSIDE DIRECTORS' STOCK
                                  OPTION PLAN)
                            (FULL TITLE OF THE PLAN)

                             STEFANO M. MIELE, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            MARINER HEALTH CARE, INC.
                          ONE RAVINIA DRIVE, SUITE 1500
                             ATLANTA, GEORGIA 30346
                     (Name and address of agent for service)

                                 (678) 443-7000
                     (Telephone number, including area code,
                          of agent for service)

                                    COPIES
                             OF COMMUNICATIONS TO:

  STEFANO M. MIELE, ESQ.                          RICHARD H. MILLER, ESQ.
  SENIOR VICE PRESIDENT, GENERAL COUNSEL          RICHARD E. GREEN, ESQ.
    AND SECRETARY                                 POWELL, GOLDSTEIN, FRAZER &
  MARINER HEALTH CARE, INC.                         MURPHY LLP
  ONE RAVINIA DRIVE                               SIXTEENTH FLOOR
  SUITE 1500                                      191 PEACHTREE STREET, N.E.
  ATLANTA, GA  30346                              ATLANTA, GEORGIA  30303

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                Amount          Proposed Maximum     Proposed Maximum
            Title of Securities                  To Be           Offering Price     Aggregate Offering         Amount of
              To Be Registered               Registered(1)         Per Share               Price           Registration Fee
=============================================================================================================================
Common Stock, par value $.01 per share...       175,000               (2)                   (2)                   (2)
=============================================================================================================================

(1) The shares registered pursuant to this Registration Statement are to be issued pursuant to the Mariner Health Care, Inc. 2003 Outside Directors' Stock Incentive Plan, which amends and restates the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan (the "Plan"). This Registration Statement also covers such additional shares as may be issued by the Registrant under the Plan pursuant to any stock split, stock dividend, recapitalization or similar event involving the Registrant's common stock.

(2) The registration fee was paid in connection with the filing of the Registration Statement on Form S-8 initially filed on November 12, 2002.

*This is an amendment to the Registration Statement on Form S-8 initially filed on November 12, 2002. The purpose of this Amendment is to file the Mariner Health Care, Inc. 2003 Outside Directors' Stock Incentive Plan, which amends and restates the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information required to be set forth in the Section 10(a) prospectus will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-49813);

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 0-49813);

         (3) Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 0-49813);

         (4)      Current Report on Form 8-K dated August 19, 2003 (File No.
                  0-49813);

         (5)      Current Report on Form 8-K dated October 10, 2003 (File No.
                  0-49813);

         (6)      Current Report on Form 8-K dated October 27, 2003 (File No.
                  0-49813);

         (7) Proxy Statement for the Company's Annual Meeting of Stockholders held on July 30, 2003 (File No. 0-49813); and

         (8) The description of the Registrant's Common Stock, par value $.01 per share, contained in the Registration Statement on Form 8-A, as filed with the Commission on May 13, 2002 (File No. 0-49813).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that he or she actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the DGCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Seventh of the Third Amended and Restated Certificate of Incorporation (the "Third Amended and Restated Certificate of Incorporation") of the Registrant provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL, as it may be amended from time to time.

         Article Eighth of the Third Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee, partner or agent, to the fullest extent permitted by the DGCL, as it may be amended from time to time. Article Eighth also provides that the rights to indemnification are contract rights and include the right for an indemnified person to be paid by the Registrant for reasonable expenses incurred by such person in defending any applicable proceeding in advance of the final disposition of such proceeding; subject to the indemnified person providing any undertakings required by the DGCL to return amounts advanced if it is ultimately determined that the indemnified person was not entitled to receive any amount advanced pursuant to Article Eighth. Article Eighth also provides that indemnified persons have the right to sue the Registrant for advancement of expenses and to be reimbursed for the cost of bringing such a suit if they prevail in whole or in part.

         The Registrant maintains at its expense a policy of insurance that insures its directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

         Exhibit No.:                Description
         ------------                -----------

         4.1               Warrant Agreement, dated as of May 13, 2002, between
                           Mariner Health Care, Inc. and American Stock Transfer
                           & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "March 2002
                           10-Q")).

         4.2               Indenture, dated as of May 13, 2002, among Mariner
                           Health Care, Inc., the Guarantors listed on Schedule
                           I thereto, and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to the March 2002
                           10-Q).

         4.3 Note issued in connection with the Indenture dated as of May 13, 2002, among Mariner Health Care, Inc., the
                           Guarantors listed on Schedule I thereto and the Bank of New York with respect to the issuance of $150,000,000 in principal amount of Second Priority
                           Secured Notes due 2009 (included in Exhibit 4.2 hereto).

         4.4               Common Stock certificate for the Common Stock of
                           Mariner Health Care, Inc., par value $.01 per share
                           (incorporated herein by reference to Exhibit 4.4 to the March 2002 10-Q).

         5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP
                           (incorporated herein by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8 initially filed on November 12, 2002).

         23.1              Consent of Ernst & Young LLP.*

         23.2              Consent of Powell, Goldstein, Frazer & Murphy LLP
                           (incorporated herein by reference and contained in Exhibit 5 to the Registrant's Registration Statement on Form S-8 initially filed on November 12, 2002).


         99.1              Mariner Health Care, Inc. 2003 Outside Directors'
                           Stock Incentive Plan. *+

----------------------
*                 Filed herewith.

+                 Management contract or compensatory plan, contract or
         arrangement. The Plan amends and restates the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Atlanta, State of Georgia, on this 13th day of November 2003.


                                      MARINER HEALTH CARE, INC.


                                      By:      /s/ Stefano M. Miele
                                         ---------------------------------------
                                          Stefano M. Miele
                                          Senior Vice President, General Counsel
                                          and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on November 13, 2003.


SIGNATURE                                             TITLE
---------                                             -----

                    *                        President, Chief Executive Officer
----------------------------------           and Director
C. Christian Winkle                          (Principal Executive Officer)


                    *                        Chairman of the Board
----------------------------------
Victor L. Lund


                    *                        Director
----------------------------------
Patrick H. Daugherty


                    *                        Director
----------------------------------
Earl P. Holland

                    *                        Director
----------------------------------
Philip L. Maslowe


                    *                        Director
----------------------------------
Mohsin Y. Meghji


                    *                        Director
----------------------------------
M. Edward Stearns


/s/ Michael E. Boxer                         Executive Vice President and Chief
----------------------------------           Financial Officer
Michael E. Boxer                             (Principal Financial Officer)


/s/ William C. Straub                        Senior Vice President and
----------------------------------           Chief Accounting Officer
William C. Straub                            (Principal Accounting Officer)


/s/ Stefano M. Miele
----------------------------------
Stefano M. Miele
Attorney-in-Fact*

                                INDEX TO EXHIBITS

         Exhibit No.:              Description
         ------------              -----------

         4.1               Warrant Agreement, dated as of May 13, 2002, between
                           Mariner Health Care, Inc. and American Stock Transfer
                           & Trust Company, as Warrant Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "March 2002
                           10-Q")).

         4.2               Indenture, dated as of May 13, 2002, among Mariner
                           Health Care, Inc., the Guarantors listed on Schedule
                           I thereto, and the Bank of New York with respect to the issuance of $150,000,000 in Principal Amount of Second Priority Secured Notes due 2009 (incorporated herein by reference to Exhibit 4.2 to the March 2002
                           10-Q).

         4.3 Note issued in connection with the Indenture dated as of May 13, 2002, among Mariner Health Care, Inc., the
                           Guarantors listed on Schedule I thereto and the Bank of New York with respect to the issuance of $150,000,000 in principal amount of Second Priority
                           Secured Notes due 2009 (included in Exhibit 4.2 hereto).

         4.4               Common Stock certificate for the Common Stock of
                           Mariner Health Care, Inc., par value $.01 per share
                           (incorporated herein by reference to Exhibit 4.4 to the March 2002 10-Q).

         5                 Opinion of Powell, Goldstein, Frazer & Murphy LLP
                           (incorporated herein by reference to Exhibit 5 to the Registrant's Registration Statement on Form S-8 initially filed on November 12, 2002).

         23.1              Consent of Ernst & Young LLP.*

         23.2              Consent of Powell, Goldstein, Frazer & Murphy LLP
                           (incorporated herein by reference and contained in Exhibit 5 to the Registrant's Registration Statement on Form S-8 initially filed on November 12, 2002).

         99.1              Mariner Health Care, Inc. 2003 Outside Directors'
                           Stock Incentive Plan. *+

--------------------------------
*                 Filed herewith.

+                 Management contract or compensatory plan, contract or
         arrangement. The Plan amends and restates the Mariner Health Care, Inc. 2002 Outside Directors' Stock Option Plan.